    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2000
                                                          REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                  GALAGEN INC.
             (Exact Name of Registrant as Specified in its Charter)



               DELAWARE                                            41-1719104
(State or Other Jurisdiction of Incorporation)      (I.R.S. Employer Identification Number)


                         301 CARLSON PARKWAY, SUITE 301
                           MINNETONKA, MINNESOTA 55305
                                 (952) 258-5500
          (Address and Telephone Number of Principal Executive Offices)

                                 ---------------

                                HENRY J. CARDELLO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  GALAGEN INC.
                         301 CARLSON PARKWAY, SUITE 301
                           MINNETONKA, MINNESOTA 55305
                                 (952) 258-5500
           (Name, Address, and Telephone Number of Agent for Service)

                                 ---------------

                                    COPY TO:
                                   Kris Sharpe
                               Faegre & Benson LLP
                             2200 Wells Fargo Center
                             90 South Seventh Street
                        Minneapolis, Minnesota 55402-3901

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE



===============================================================================================================================


                                               AMOUNT
 TITLE OF EACH CLASS OF SECURITIES TO           TO BE           PROPOSED MAXIMUM       PROPOSED MAXIMUM            AMOUNT OF
             BE REGISTERED                    REGISTERED       OFFERING PRICE PER          AGGREGATE           REGISTRATION FEE
                                                                    SHARE(1)          OFFERING PRICE(1)
===============================================================================================================================
     Common Stock, $.01 par value          1,925,000 shares          $ .742               $1,428,350                 $378
===============================================================================================================================


(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices per share of the Registrant's Common Stock on November 7, 2000 as reported on the Nasdaq SmallCap Market.

                          ----------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  Subject to completion, dated November 9, 2000


                                   PROSPECTUS

                                1,925,000 SHARES


                                  GALAGEN INC.


                                  COMMON STOCK

                             ----------------------



         This prospectus relates to shares of our common stock that may be sold by the selling stockholders named under "Selling Stockholders." We will not receive any of the proceeds from the sale of those shares.





         Our common stock trades on the Nasdaq SmallCap Market under the symbol "GGENC." On November 8, 2000, the last reported sale price of our common stock on the Nasdaq SmallCap Market was $.75 per share.





         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                             ----------------------



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
      THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.


                             ----------------------












          The date of this prospectus is                              , 2000

                                  GALAGEN INC.

         We are a nutritional products company. Our mission is to become the leading presence in foods, beverages and dietary supplements that help enhance the immune system. To accomplish this mission, we are focusing our efforts on segments of the consumer foods and beverages market and the clinical nutrition products market that demand immune-enhancing benefits. A critical factor for our success is our immune-enhancing ingredient that is derived from colostrum, milk collected in the first few milkings of a dairy cow after its calf is born. We have branded our immune-enhancing ingredient Proventra-TM- Brand Natural Immune Components. The primary immune-enhancing components of Proventra are antibodies. Antibodies are proteins that enhance the body's immune system to protect against harmful pathogens. Proventra also provides proteins, such as lactoferrin, as well as growth factors and multiple vitamins and minerals.

         We are a Delaware corporation. We were formed, and our predecessor company, Procor Technologies, Inc., merged with and into us, in 1992. Our executive offices are located at 301 Carlson Parkway, Suite 301, Minnetonka, Minnesota 55305, our telephone number is (952) 258-5500, and our web site address is http://www.galagen.com. The information on our web site is not incorporated into and is not intended to be a part of this prospectus.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES WE FACE MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION. THIS COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE AND YOU MAY LOSE ALL OR PART OF THE MONEY PAID TO BUY OUR COMMON STOCK.

GENERAL

         WE MAY NOT EVER ACHIEVE A PROFITABLE LEVEL OF OPERATIONS.


         Our ability to achieve profitable operations depends in large part on:

         - entering into agreements to develop products and establish markets for those products; and
         - making the transition from a research company to an operating and marketing company.

         We cannot be sure we will be successful in ever achieving either result. We have experienced significant operating losses in each year since our inception in 1987. We have an accumulated deficit of more than $63 million as of August 31, 2000. We may continue to lose money in the future.

         GALAGEN AND THE OWNERS OF SHARES OF OUR COMMON STOCK MAY HAVE DIFFICULTY IN SELLING OUR COMMON STOCK IN THE FUTURE IF OUR COMMON STOCK IS REMOVED FROM LISTING ON THE NASDAQ SMALLCAP MARKET.

         Our common stock is listed on the Nasdaq SmallCap Market under a conditional, temporary exception to the net tangible assets requirement for listing on the SmallCap Market. If we do not meet the conditions related to the exception, our common stock will be removed from listing on the SmallCap Market and the trading price for our common stock may fall. The net tangible asset exception requires that on or before January 2, 2001 we must make a public filing with the Securities and Exchange Commission and Nasdaq showing that we had net tangible assets of at least $3.8 million based on our balance sheet at November 30, 2000 as adjusted for any significant events or transactions occurring on or before the filing date. We have also been granted temporary exception from the $1.00 per share minimum bid price requirement for listing on the SmallCap Market. The temporary minimum bid price exception applies for up to 90 days from the date on which the bid price for a share of our common stock closed below $1.00. During the 90 day exception period the closing bid price for our common stock must reach at least $1.00 per share and thereafter the closing bid price must remain at not less than $1.00 per share for a minimum of ten consecutive trading days. If we do not meet the conditions related to either of the Nasdaq SmallCap listing requirement exceptions, our common stock will be removed from listing on the Nasdaq SmallCap Market.

         We cannot be sure that our common stock will continue to be listed on the SmallCap Market. It may be more difficult for owners of our common stock to sell shares if our common stock is not listed on the Nasdaq SmallCap Market. Also, we may have more difficulty raising funds through the sale of our common stock or securities convertible into common stock if our common stock is not listed on the Nasdaq SmallCap Market. We would be required to demonstrate compliance with the applicable requirements for initial inclusion of a security on the Nasdaq SmallCap Market before our common stock would be listed again on that exchange. The requirements for initial inclusion are more stringent than those for continued listing.

         IF WE CANNOT OBTAIN CONTINUING FUNDING, WE MAY BE UNABLE TO IMPLEMENT OUR BUSINESS PLANS.

         We are actively seeking additional financial resources from a variety of potential sources. If we cannot find adequate funding, we may have to delay or eliminate some of our product development plans. We may be required to grant licenses to others to establish markets for products or technologies that we would otherwise seek to market ourselves.

         We currently expect that our existing financial resources will be sufficient to sustain our operations to the second quarter of 2001. However, our actual requirements for financial resources depend on numerous factors. These factors include:

         - our spending on marketing activities, including clinical marketing trials;
         - our progress in finding partners to help us develop products and market those products;
         - the willingness and ability of our partners to provide funding for our activities;
         -    our spending on product development programs;
         - the rate of technological advances in the production of our products;
         - our spending on facilities, equipment and personnel to make our products; and
         -    the status of competitive products.


         Our long-term ability to continue funding our planned operations depends on our ability to obtain additional funds through:

         -    product revenues;
         -    equity or debt financing;
         - finding partners to help us develop products and market those products;
         -    license agreements; or
         -    other financing sources.

         Because of our significant long-term capital requirements, we may seek to raise funds when conditions are favorable. We may do so even if we do not have an immediate need for the capital at the time we raise it. If we have not raised funds prior to when our needs for funding become immediate, we may be forced to raise funds when conditions are unfavorable. This could result in significant dilution of our current stockholders.

         IF WE DO NOT ACHIEVE A PROFITABLE LEVEL OF OPERATIONS AND CANNOT FIND FUNDING IN THE FUTURE, WE COULD EVENTUALLY BECOME INSOLVENT OR BANKRUPT.

         If we do not achieve a profitable level of operations and we do not obtain funding necessary from some source other than operations, we could eventually deplete our cash reserves and become insolvent or bankrupt.

         THE RELATIVELY LOW LEVEL OF TRADING IN OUR COMMON STOCK MAY MAKE IT HIGHLY VOLATILE.

         The volume of shares of our common stock traded on the Nasdaq SmallCap Market, and earlier on the Nasdaq National Market, has been relatively small. Given the small volume of shares traded, market fluctuations may have a particularly adverse effect on the market price of our common stock. We cannot be sure of the liquidity of the market for the common stock or the price at which any sales may occur. The volume of trading in our common stock in the future will depend upon the number of holders of the common stock, the interest of securities dealers in maintaining a market in the common stock and other factors beyond our control. The market price of our common stock could be subject to significant fluctuations in response to:

          -    our operating results;
          - the operating results of our competitors or other biotechnology companies;
          -    technological developments;
          -    government regulations;
          -    the status of our proprietary rights to potential products;
          -    litigation;
          -    public safety concerns; and
          -    other factors.

         Some of these factors are unrelated to our operating performance and beyond our control.

         FAILURE OF OUR COLLABORATIONS TO DEVELOP AND MARKET PRODUCTS CONTAINING PROVENTRA COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         We are relying on collaborations with larger more established companies to develop and market products containing Proventra. Our collaborators' inability to bring products to market could have a material adverse effect on our business and financial condition. Introduction of new products depends on our ability and our collaborators' ability to accomplish the following:

         -    complete market research;
         -    complete product development;
         -    establish product manufacturing;
         - initiate marketing, sales and distribution activities related to such products; and
         -    provide the funding necessary to accomplish such activities.

         DELAYS OR HIGH COSTS IN PRODUCT DEVELOPMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         If we, or our strategic partners, cannot obtain accurate marketing data, or develop a product responsive to the needs identified by that data, our business and financial condition could be materially adversely affected. The amount of time it will take us, together with our strategic partners, to develop consumer and clinical nutrition products and the associated costs of developing those products depends on, among other things, the results of our market research for consumer and clinical products. It also depends on our discussions with certain end users or purchasers of the potential products. Market research and discussions may give us indications of potential customers, what types of products they may desire and what clinical information is necessary for effective marketing and sales.

         WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS THAT EXCEED OUR INSURANCE COVERAGE.

         Our business involves exposure to potential product liability risks that are inherent in the production, manufacture and distribution of consumer and clinical food products that are designed to be ingested. The successful assertion or settlement of any uninsured claim, a significant number of insured claims or a claim exceeding our insurance coverage could have a material adverse effect on our business and financial condition. We cannot be sure that we will be able to obtain product liability insurance on acceptable terms or that provides adequate protection. Furthermore, we cannot be sure that we will be able to secure increased insurance coverage as the markets for our products increase.

         IF WE RELY ON INACCURATE MARKET INFORMATION, WE COULD MAKE DECISIONS THAT HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         Because we are currently developing our products and markets for those products, we rely heavily on market data. If that data is inaccurate, we may commit resources to product development and marketing efforts that do not become profitable. Product development and marketing efforts that do not become profitable may have a material adverse effect on our business and financial condition. We have obtained market and related data from a competitive-market analysis firm. We have not independently verified the accuracy of that information. In any event, the methodology typically used in compiling market and related data makes it subject to inherent uncertainties and estimations. As a result, we cannot be sure as to the accuracy or completeness of our market information.

         INADEQUATE PROVENTRA PRODUCTION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         Given our limited experience in manufacturing Proventra, we cannot be sure that we will be successful in producing Proventra of acceptable quality on a commercial scale and at acceptable costs in our manufacturing facility. If we cannot, our business and financial condition could be materially adversely affected. In addition, the Minnesota Department of Agriculture will regulate our production of Proventra. Compliance with regulatory requirements may affect our ability to produce Proventra in commercial quantities.

RISKS SPECIFIC TO FUNCTIONAL FOOD AND NUTRACEUTICAL PRODUCTS

         PUBLIC MISPERCEPTION THAT OUR PRODUCTS MAY NOT BE SAFE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         We are highly dependent upon consumers' perception of the safety and quality of our products as well as of similar products distributed by other companies. The publication of reports asserting that such products may be harmful could have a material adverse effect on our business and financial condition, regardless of whether such reports are scientifically supported and regardless of whether the alleged harmful effects would be present at the dosages recommended for such products.

         INNOVATIVE INGREDIENTS MAY PRODUCE UNWANTED EFFECTS AND EXPOSE US TO PRODUCT LIABILITY CLAIMS OR LOSS OF CONSUMER CONFIDENCE.

         If we develop products with innovative ingredients that over time are shown to produce unwanted effects, we could be exposed to product liability claims and could lose consumer confidence, which could have a material adverse effect on our business and financial condition. Some of our future products may contain innovative ingredients or combinations of ingredients that do not have a long history of human consumption. While we believe all of our products will be safe when taken as we direct, there is little long-term experience with human consumption of certain of these innovative product ingredients or combinations thereof in concentrated form. Although we perform research and/or test the formulation and production of our products, we will sponsor only limited clinical studies or rely on other outside published data.

         IF LARGER COMPANIES WITH GREATER ACCESS TO CAPITAL AND PRODUCT MARKETS ENTER OUR SEGMENT OF THE NUTRITIONAL PRODUCTS MARKET, WE MAY BE MATERIALLY ADVERSELY AFFECTED.

         Because the nutritional products industry generally has low barriers to entry, additional competitors could enter the market at any time. Potential competitors could be larger than we are, have greater access to capital than we do and may be better able to withstand volatile market conditions than we are. Although the nutritional products industry to date has been characterized by many relatively small participants, national or international companies (which may include pharmaceutical companies or other suppliers to mass merchandisers) may seek to enter or to increase their presence in this industry or to consolidate it. Increased competition in the industry could have a material adverse effect on our business and financial condition.

         OUR FAILURE TO OBTAIN NECESSARY APPROVALS OR OTHERWISE COMPLY WITH GOVERNMENT REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         Our current and potential functional foods and nutraceutical products may become subject to governmental regulation in the future. The burden of such regulation could add materially to the costs and risks of our development and marketing efforts. There can be no assurance that we could obtain the required approvals or comply with new regulations if our products are subject to additional governmental regulation in the future.

         Some of our products in development may be subject to regulation by one or more federal agencies, principally the Food and Drug Administration and the Federal Trade Commission, and to a lesser extent the Consumer Product Safety Commission and the United States Department of Agriculture, regarding the formulation, manufacturing, processing, packaging, labeling, advertising, distribution and sale of nutritional supplements. These activities are also regulated by various governmental agencies for the states and localities in which our products are sold, as well as by governmental agencies in certain foreign countries in which our products are sold. Among other matters, FDA and FTC regulations govern claims we may make with respect to a product which refers to the value of the product in treating or preventing disease or other adverse health conditions.

RISKS SPECIFIC TO CRITICAL CARE NUTRITION PRODUCTS

         IF HORMEL HEALTH LABS DOES NOT INCREASE THE SALES VOLUME OF OUR CRITICAL CARE NUTRITION PRODUCTS, OUR BUSINESS AND FINANCIAL CONDITION MAY BE MATERIALLY ADVERSELY AFFECTED.

         We rely on Hormel Health Labs and its distribution network to sell and distribute our critical care products. Because we entered into our sales and distribution arrangement with Hormel Health Labs in August of 1999, we cannot be sure that its sales force will actively promote our critical care products or that the sales force will be successful in generating increased sales of those products. If the sales volume of our critical care nutrition products is not increased, our business and financial condition may be materially adversely affected.

         IF MARKETING EFFORTS DO NOT GENERATE THE NAME RECOGNITION FOR OUR CRITICAL CARE PRODUCTS NECESSARY TO SIGNIFICANTLY ENHANCE REVENUES, OUR BUSINESS AND FINANCIAL CONDITION MAY BE MATERIALLY ADVERSELY AFFECTED.

         We cannot be sure that the marketing efforts of Hormel Health Labs, will achieve the name recognition of our critical care nutrition products necessary to significantly enhance revenues. If they do not, our business and financial condition could be materially adversely affected. Our products, with the exception of Glutasorb, are designed to be substantially equivalent to existing branded competitive products. Although we believe that the quality and efficacy of our critical care nutrition products are comparable to branded competitive products, no independent comparison between our critical care nutrition products and competitive products has been completed. We cannot be sure that the efficacy or quality of our critical care nutrition products is, or will be perceived by our consumers to be, comparable to branded competitive products. Furthermore, our products are relatively unknown to large segments of our target markets.

         PRICE REDUCTIONS BY COMPETITORS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         Much of the marketing strategy for our critical care nutrition products is focused on the price advantage of our critical care nutrition products. If a competitor reduces or eliminates the price advantage of our products, we cannot be sure that we will be able to compete successfully with the competitor, or operate profitably under such conditions. If we could not, our business and financial condition could be materially adversely affected. We believe that the principal advantage of our critical care nutrition products, with the exception of Glutasorb, is cost effectiveness. We believe that any selective price reductions by a competitor may result in lost sales of our competing products.

         IF THE CONTRACT MANUFACTURERS THAT PRODUCE OUR PRODUCTS CANNOT DO SO ADEQUATELY, OUR BUSINESS AND FINANCIAL CONDITION MAY BE MATERIALLY ADVERSELY AFFECTED.

         We rely on contract manufacturers to produce our critical care nutrition products according to our specifications. Any interruption in supply from these manufacturers of any of our products could have a material adverse effect on our business and financial condition. We cannot be sure that contract manufacturers will consistently supply adequate quantities of our products on a timely basis or that the quality of such products will be consistently maintained. We also rely on these manufacturers to comply with all applicable government regulations and manufacturing guidelines. We cannot be sure these contract manufacturers will consistently comply with government regulations. In the event of a sale of a defective product, we would be exposed to product liability claims and could lose customer confidence. In addition, minimum quantity order requirements imposed by manufacturers may result in excess inventory levels, requiring additional working capital and increasing exposure to losses from inventory obsolescence.

         BECAUSE THE WAY WE DISTRIBUTE OUR PRODUCTS MAY RESULT IN A RELATIVELY SMALL NUMBER OF CUSTOMERS, THE LOSS OF PARTICULAR CUSTOMERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         Our critical care nutrition product sales may become concentrated with a few large distributors and certain customers. We cannot be sure that orders from such customers will continue or that our future orders will not significantly decline, which could have a material adverse effect on our business and financial condition.

         WE MAY BECOME INVOLVED IN LITIGATION WITH COMPETITORS THAT MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         Companies in the private label industry are commonly the subjects of claims and lawsuits brought by brand name competitors alleging that the private label products have formulas, labeling or packaging similar to competing brand name products. Such litigation may require the commitment of substantial management time and legal fees. Accordingly, such litigation may have a material adverse effect on our business and financial condition. Competitors may also respond to our marketing strategy by more aggressively seeking patents on their products to limit our future product development efforts. If infringement allegations are made against us in the future, some of our current and future products may need to be reformulated or repackaged in order for us to continue to market products that are comparable to competitors' patented products. We may be unable to effectively reformulate certain of our products. Furthermore, we cannot be sure that customers would view a reformulated product to be essentially equivalent to the patented product. Moreover, we cannot be sure that any future lawsuits could be satisfactorily settled by reformulating, relabeling or repackaging a product.

         DIRECT COMPETITION FROM LARGER COMPANIES WITH SIGNIFICANT FINANCIAL RESOURCES MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         Our competitors in the critical care nutrition products market are established companies that sell branded products that have achieved a high level of customer awareness. If we are not able to compete successfully or operate profitably, our business and financial condition could be materially adversely affected. Other companies may also enter this market.

         IF WE CANNOT ENFORCE, FOR ANY REASON, THE TRADEMARKS THAT WE ACQUIRED FROM NMI, OUR BUSINESS AND FINANCIAL CONDITION MAY BE MATERIALLY ADVERSELY AFFECTED.

         We cannot be sure that the trademarks we acquired from NMI do not or will not violate the proprietary rights of others. Nor can we be sure that our proprietary rights in the marks would be upheld if challenged. If we were prevented from using the marks for any reason, our business and financial condition may be materially adversely affected. In addition, we cannot be sure that we will have the financial resources necessary to enforce or defend our trademarks, which could also have a material adverse effect on our business and financial condition. We are in the process of registering existing trademarks for the products acquired from NMI with the United States Patent & Trademark Office. As part of NMI, the products were not registered. Instead NMI relied on common law trademark rights. The lack of such registration may impair our ability to successfully register the trademarks or to prosecute successfully an infringement action against other users of these trademarks.

         OUR FAILURE TO OBTAIN NECESSARY APPROVALS OR OTHERWISE COMPLY WITH GOVERNMENT REGULATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

         Our critical care products and potential critical care products are, or will be, subject to government regulation. Our current products are regulated as food and medical food by the FDA and are subject to certain labeling requirements, current good manufacturing practice regulations and certain other regulations designed to ensure the safety of the products.

         Our current and potential products may become subject to further governmental regulation in the future. The burden of such regulation could add materially to the costs and risks of our development and marketing efforts. There can be no assurance that we could obtain the required approvals or comply with new regulations if our products are subject to additional governmental regulation in the future.

         Claims we make in labeling and advertising our products are subject to regulation by the FDA, the FTC and various state agencies under their general authority to prevent false, misleading and deceptive trade practices. These regulations involve stringent tracking, testing and documentation standards. Failure to comply with such requirements can result in adverse regulatory action, including injunctions, civil or criminal penalties, product recalls or the relabeling, reformulation or possible termination of certain products.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


         We make many statements in this prospectus under Risk Factors and elsewhere that are forward-looking and are not based on historical facts. These statements relate to our future plans, objectives, expectations and intentions. We may identify these statements by the use of words such as believe, expect, will, anticipate, intend and plan and similar expressions. These forward-looking statements involve a number of risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we discuss in Risk Factors and elsewhere in this prospectus. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and industry, and we caution you not to rely on these statements without considering the risks and uncertainties associated with these statements and our business that are addressed in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

                                 DIVIDEND POLICY

         We have never declared or paid any dividends. We anticipate that all of our earnings, if any, will be retained for development of our business and we do not anticipate paying any cash dividends in the foreseeable future.

                              SELLING STOCKHOLDERS

         The following table presents the number of outstanding shares of our common stock beneficially owned by the selling stockholders as of November 1, 2000. The table also presents the maximum number of shares proposed to be sold by the selling stockholders and the number of shares they will own after the sales. The percentages are based on 12,268,371 shares outstanding on November 1, 2000.


                                             SHARES OWNED                                     SHARES OWNED
                                           PRIOR TO OFFERING                               AFTER OFFERING (1)
                                    --------------------------------                  -----------------------------

                                                       PERCENT OF        SHARES                       PERCENT OF
               NAME                   NUMBER (2)       OUTSTANDING     OFFERED (2)       NUMBER       OUTSTANDING
--------------------------------    -------------   ----------------  -------------   -----------    --------------
Lombard Odier & Cie                   1,221,250           9.9            206,250      1,015,000           8.3

Basellandschaftliche                  1,031,250           8.3          1,031,250          0                --
    Pensionskasse

Swisspartners Investment                687,500           5.6            687,500          0                --
    Networks AG

--------------------------------

(1) Assumes sale of all shares of the respective selling stockholder being offered.

(2) The numbers reported for Lombard Odier & Cie include 18,750 shares issuable upon exercise of a currently exercisable warrant. The numbers reported for Basellandschaftliche Pensionskasse include 93,750 shares issuable upon exercise of a currently exercisable warrant. The numbers for Swisspartners Investment Networks AG include 62,500 shares issuable upon exercise of a currently exercisable warrant.

                              PLAN OF DISTRIBUTION

         The selling stockholders may sell the shares being offered from time to time in one or more transactions:

         -    on the Nasdaq SmallCap Market or otherwise;
         -    in the over-the-counter market;
         -    in negotiated transactions;
         - through the writing of options on shares, whether the options are listed on an options exchange or otherwise; or
         -    a combination of such methods of sale.

         The selling stockholders may sell the shares at market prices prevailing at the time of sale, at prices related to those market prices or at negotiated prices. The selling stockholders also may sell the shares pursuant to Rule 144 adopted under the Securities Act of 1933 as permitted by that Rule. The selling stockholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares. The compensation of any particular broker-dealer may be in excess of customary commissions. The selling stockholders and broker-dealers that participate with the selling stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales of shares in the market.

         Upon notification to us by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale or purchase of shares, a supplement to this prospectus will be filed, if required, disclosing:

         -    the name of the participating broker-dealers;
         -    the number of shares involved;
         -    the price at which such shares were sold;
         - the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;
         - that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
         -    other facts material to the transaction.

         We may suspend sales of shares offered by this prospectus for a limited time, according to the terms of the purchase agreements relating to the shares. We will promptly notify the selling stockholders any time sales of shares are suspended and will promptly notify the selling stockholders of the termination of any such suspension.

                                  LEGAL MATTERS

         Faegre & Benson LLP, 2200 Wells Fargo Center, Minneapolis, Minnesota 55402 will pass upon the validity of the shares of common stock offered by this prospectus.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report thereon included in that Report and incorporated in this prospectus by reference. Those financial statements are incorporated in this prospectus by reference in reliance upon their report given upon their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings are also available at the office of the National Association of Securities Dealers, Inc. For more information on obtaining copies of our public filings at the National Association of Securities Dealers, Inc., you should write to National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         We have filed a registration statement on Form S-3 under the Securities Act with respect to this offering. For further information regarding us and our common stock you should refer to the registration statement and its exhibits and schedules.

                           INCORPORATION BY REFERENCE

         The Commission allows us to "incorporate by reference" the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede this information.

         We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus are sold:

         - Annual Report on Form 10-K for the year ended December 31, 1999 (including information specifically incorporated by reference into our Form 10-K from our 1999 Annual Report to Stockholders and our definitive Notice and Proxy Statement for our 2000 Annual Meeting of Stockholders);

         - Quarterly Reports on Form 10-Q for the periods ended May 30, 2000 and June 30, 2000;

         -    Current Report on Form 8-K dated October 11, 2000; and

         - the description of our common stock contained in the registration statement on Form 8-A filed on March 13, 1996 and any amendment or reports filed to update that description after the date of this prospectus.

         You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                           Franklin L. Kuhar
                           Vice President and Chief Financial Officer
                           GalaGen Inc.
                           301 Carlson Parkway, Suite 301
                           Minnetonka, Minnesota 55305
                           (952) 258-5500

         You should rely only on the information incorporated by reference or presented in this prospectus. We have not authorized anyone else to provide you with different information. The selling stockholders are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. The selling stockholders will bear fees and disbursements of their own legal counsel and transfer taxes. The Registrant will bear all other expenses. All amounts are estimates except the Securities and Exchange Commission registration fee and the Nasdaq SmallCap Market listing fee.

        Securities and Exchange Commission registration fee.............  $   378
        Nasdaq SmallCap Market listing fee..............................   17,500
        Legal fees and expenses.........................................   10,000
        Accounting fees and expenses....................................    1,000
        Printing expenses...............................................      500
        Miscellaneous...................................................      622
                                                                          -------
          Total.........................................................  $30,000
                                                                          =======

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.


         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her services as a director or officer of the corporation, or his or her service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him or her ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent that such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides for the general authorization of advancement of a director's or officer's litigation Expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of Expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of Expenses may be entitled under any bylaw, agreement or otherwise.

         The Restated Certificate of Incorporation of the Registrant eliminates the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit. The Registrant's Restated Certificate of Incorporation and Restated Bylaws provide for the broad indemnification of the directors and officers of the Registrant and for advancement of litigation expenses to the fullest extent required or permitted by current Delaware law.

         Under the form of subscription agreement and investment letter filed as
Exhibit 4.2 hereto, the selling stockholders agree to indemnify, under certain conditions, the Registrant, its directors, certain of its officers and persons who control the Registrant within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


Exhibit
Number                                 Description
-------                                -----------
3.1           Restated Certificate of Incorporation of the Registrant. (1)
3.2           Restated Bylaws of the Registrant. (2)
4.1           Specimen Common Stock Certificate. (3)
4.2           Form of the Subscription Agreement and Investment Letter entered into by each of the selling stockholders. (4)
5             Opinion of Faegre & Benson LLP.
23.1          Consent of Ernst & Young LLP.
23.2          Consent of Faegre & Benson LLP (included in Exhibit 5).
24            Powers of Attorney of directors and officers of the Registrant
              (included on Page II-4 of this Registration Statement).

------------------------------

         (1) Incorporated herein by reference to Exhibit No. 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 (File No. 0-27976).
         (2) Incorporated by reference to Exhibit No. 3.4 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-1032)
         (3) Incorporated herein by reference to the same numbered Exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-1032).
         (4) Incorporated herein by reference to Exhibit No. 99 to the Registrant's Current Report on Form 8-K dated October 13, 2000 (File No. 0-27976).


ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on November 9, 2000.

                                    GALAGEN INC.

                                    By   /s/ Henry J. Cardello
                                         -------------------------------------
                                         Henry J. Cardello
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Henry J. Cardello and Franklin L. Kuhar, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, representing a majority of the Board of Directors, in the capacities indicated on November 9, 2000.


                   SIGNATURE                                  TITLE
                   ---------                                  -----
/s/ Robert A. Hoerr                              Chairman of the Board of Directors and
-----------------------------------------             Chief Technology Officer
         Robert A. Hoerr, M.D., Ph.D.


/s/ Henry J. Cardello                            President, Chief Executive Officer (Principal
-----------------------------------------             Executive Officer) and Director
               Henry J. Cardello


/s/ Franklin L. Kuhar                            Vice President, Chief Financial Officer and Treasurer
-----------------------------------------             (Principal Financial and Accounting Officer)
               Franklin L. Kuhar


/s/ Helmut B. Breuer                             Director
-----------------------------------------
               Helmut B. Breuer


/s/ Austen S. Cargill II                         Director
-----------------------------------------
          Austen S. Cargill II, Ph.D.


/s/Ronald O. Ostby                               Director
-----------------------------------------
                Ronald O. Ostby


                                                 Director
-----------------------------------------
               Winston R. Wallin

                                  EXHIBIT INDEX


EXHIBIT         DESCRIPTION                                                                  METHOD OF FILING
------------    ---------------------------------------------------------------       -----------------------------
3.1             Restated Certificate of Incorporation of the Registrant. (1)          Incorporated by Reference
3.2             Restated Bylaws of the Registrant. (2)                                Incorporated by Reference
4.1             Specimen Common Stock Certificate. (3)                                Incorporated by Reference
4.2             Form of the Subscription Agreement and Investment Letter entered      Incorporated by Reference
                into by each of the selling stockholders. (4)
5               Opinion of Faegre & Benson LLP.                                       Filed Electronically
23.1            Consent of Ernst & Young LLP.                                         Filed Electronically
23.2            Consent of Faegre & Benson LLP (included in Exhibit 5).               Filed Electronically
24              Powers of Attorney of directors and officers of the Registrant        Filed Electronically
                (included on page II-4 of this Registration Statement).

---------------------------

         (1) Incorporated herein by reference to Exhibit No. 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 (File No. 0-27976).

         (2) Incorporated by reference to Exhibit No. 3.4 of the Registrant's Registration Statement on Form S-1 (Registration No. 333-1032)

         (3) Incorporated herein by reference to the same numbered Exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 333-1032).

         (4) Incorporated herein by reference to Exhibit No. 99 to the Registrant's Current Report on Form 8-K dated October 13, 2000 (File No. 0-27976).